Exhibit 99.1

Veritas Farms CEO Alexander Salgado to Appear on Yahoo Finance This Morning,

Tuesday, December 24, 2019

FORT LAUDERDALE, FL, December 24, 2019 (GLOBE NEWSWIRE) – Veritas Farms, Inc. (OTCQB: VFRM) (“Veritas Farms” or the “Company”), a vertically integrated agribusiness focused on the production of full spectrum hemp oil products with naturally occurring cannabinoids, is pleased to announce that its CEO, Alexander M. Salgado, will appear this morning on Yahoo Finance’s “On The Move with Adam Shapiro and Julie Hyman,” broadcasting live from 11:00 a.m. to 1:00 p.m. ET.

Alexander M. Salgado, CEO and co-founder of Veritas Farms, commented, “The opportunity to discuss Veritas Farms’ recent expansions on a globally streamed business program like Yahoo Finance will put the Veritas Farms™ brand in front of a large audience of potential new customers and investors, as well as showcase the brand’s significant ongoing interest with national media outlets.”

Mr. Salgado further commented, “Yahoo Finance’s interest in having Veritas Farms on as an expert source about hemp industry further signifies Veritas Farms as an emerging industry leader and showcases our Company-wide commitment to make the highest quality hemp oil extract products available anywhere. We look forward to welcoming many of the show’s viewers as new shareholders and customers.”

Following the live “On the Move” broadcast, Veritas Farms anticipates that replay links will be made available through the Company’s website and social media accounts as well as via the front page of the Yahoo Finance website (https://finance.yahoo.com), available for its 100 million global users.

In this past year alone, Veritas Farms™ has expanded its distribution network to over 5,000 major retailers across the country including major retailers such as Kroger Family of Stores, CVS Pharmacy, Winn Dixie, Bi-Mart, Fruth Pharmacy, Neiman’s Family Market and Bartell Drugs. For a complete listing of retailers and to purchase Veritas Farms™ products online, visit www.theveritasfarms.com

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a vertically integrated agribusiness focused on producing superior quality, whole plant, full spectrum hemp oils and extracts containing naturally occurring cannabinoids. The Company currently operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company markets and sells products under its Veritas Farms™ brand and manufactures private label products for a number of leading distributors and retailers.

Veritas Farms™ brand full spectrum hemp oil products include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, and oral syringes in a variety of size formats and flavors. All Veritas Farms™ brand products are third-party laboratory tested for strength and purity. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information and online product purchase, visit www.theveritasfarms.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company's mission statement and growth strategy, are “forward-looking statements.” Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Veritas Farms, Inc. - Investor Contact

888-549-7888

ir@theveritasfarms.com